SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) September 6, 2017

MACQUARIE INFRASTRUCTURE CORPORATION
(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-32384	43-2052503
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
125 West 55th Street New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)

(212) 231-1000
(Registrant’s telephone number, including area code)

 Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ⃞

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ⃞

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

Macquarie Infrastructure Corporation (the “Company”) announced that Christopher Frost has been appointed president and chief operating officer of the Company, which will be effective on or before October 31, 2017, following the transition from his current role.  The Company has also announced that James Hooke, chief executive officer of the Company, has been elected to serve as a director of the Company effective September 8, 2017, bringing the total number of directors to seven.   Mr. Hooke is not expected to serve on any committees of the board of directors.  On September 6, 2017, Mr. Hooke notified the Company that he intends to step down as chief executive officer early in 2018.  The Company anticipates appointing Mr. Frost to the position of chief executive officer following Mr. Hooke’s resignation.

Mr. Frost, age 48, has been with Macquarie Group Limited (“Macquarie”) for over 20 years and since April, 2015 has served as both Macquarie Infrastructure and Real Assets’ (“MIRA”) chief commercial officer and its Global Head of Investor Solutions Group.  Prior to that, from October, 2010 until April, 2015, Mr. Frost served as MIRA’s Head of Transport and Strategic Projects and led major investments and divestments including complex private sales, public market takeovers, privatizations and co-investments in the infrastructure sector. Mr. Frost has served on the boards of various Macquarie-managed entities including those of several European airports and in July of 2017 was elected the Chairman of the Global Infrastructure Investors Association, a body designed to deliver a program of global advocacy and stakeholder engagement on matters related to infrastructure investing.

Mr. Frost is being seconded to the Company by its manager, Macquarie Infrastructure Management (USA) Inc. (“Manager”), a subsidiary of Macquarie, in accordance with the terms of the Company’s management services agreement with the Manager.  Mr. Frost will remain employed as an Executive Director of Macquarie and compensated by Macquarie in accordance with the management services agreement.

Mr. Hooke, age 47, has served as the Chief Executive Officer of the Company since April, 2009. During his tenure, Mr. Hooke as overseen the refinancing of the long-term debt of each of the Company’s operating entities, acquisitions and investments with an aggregate value of more than $4.0 billion and divestments with an aggregate value of approximately $500 million. Mr. Hooke’s breadth of financial and operational experience is expected to allow him to contribute meaningfully to the development of the Company’s strategic direction.

A copy of the press release issued by the Company on September 11, 2017 with respect to these matters is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of Macquarie Infrastructure Corporation dated September 11, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACQUARIE INFRASTRUCTURE CORPORATION

		By:	/s/ James Hooke
Name: James Hooke
Title: Chief Executive Officer

Dated:	September 11, 2017